Exhibit 99.1

 AMCOL International (NYSE: ACO) Reports 32 Percent Increase in Second Quarter
               Diluted Earnings Per Share Over 2003 Second Quarter

    ARLINGTON HEIGHTS, Ill., July 19 /PRNewswire-FirstCall/ -- AMCOL International Corp. (NYSE: ACO) today reported that second quarter net income was $7.7 million, or $.25 per diluted share, compared with $5.7 million, or $.19 per diluted share, in the prior year quarter. AMCOL reported net sales of $117.0 million for the quarter ended June 30, 2004, compared to $93.3 million for the same period in 2003.
    For the six-month period ended June 30, 2004, net sales were $219.0 million compared to $172.7 million in the prior-year period. Net income was $12.8 million, or $.42 per diluted share, compared with $8.6 million, or $.29 per diluted share in the same period of 2003.
    Larry Washow, president and chief executive officer said, "While there were many highlights in the quarter impacting the results, growth in our traditional markets in the U.S. and strong international performance really stand out. Our second-quarter results continue several quarters of year-over-year improvement. We are focused on leveraging our established competitive positions and creating additional future growth through our new product developments as well as acquisitions."
    Washow noted, "Acquisitions and favorable foreign exchange rates each accounted for approximately $.01 per share of the earnings improvement in the second quarter. Those categories each accounted for $.02 per share of the increase in earnings for the six month period."

    SEGMENT DISCUSSIONS
    Minerals
    The minerals segment, which accounted for approximately 57 percent of consolidated net sales for the second quarter, reported increased sales and operating profit of 24 percent and 40 percent, respectively. In year-over-year comparisons for the first six months, sales increased 26 percent, while operating profit increased 45 percent.
    Washow noted, "We are encouraged by continued demand in both the U.S. and Asia/Pacific metalcasting markets. Automotive sales remain brisk, while additional business from increased rail car and farm equipment production contributed further to the top line."
    Washow continued, "Higher sales in our specialty minerals group, in particular our detergent products, coupled with continued improvement in gross margin, contributed to the minerals segment's strong results for the quarter."

    Environmental
    The Company's environmental segment, which accounted for approximately
38 percent of AMCOL's consolidated net sales for the 2004 second quarter, registered a 16 percent increase in operating profit on 32 percent higher sales for the quarter ended June 30, 2004, compared to the same prior-year period. For the six-month period, operating profit increased 20 percent and sales increased 33 percent from the prior-year period.
    Washow commented, "The lining technologies group again delivered substantial sales growth including our recent European acquisition, which has expanded our marketshare for the environmental segment in Spain."
    Washow noted, "The segment's gross profit margin declined in comparison with the second quarter of 2003 due to the relatively lower profit earned on sales from businesses acquired in the past year."

    Transportation
    AMCOL's transportation operations accounted for approximately 9 percent of the Company's consolidated net sales, including inter-segment shipping revenue, for the current year second quarter. The segment also reported a 7 percent increase in sales and a 13 percent increase in operating profit for the three-month period. Sales and operating profits for the six-month period increased 7 percent and 8 percent, respectively.
    Washow commented, "High demand and improved equipment utilization contributed to higher second quarter sales, while improvement in pricing offset higher fuel costs."

    FINANCIAL OVERVIEW
    Long-term debt amounted to $31.3 million at June 30, 2004, compared to $9.0 million at December 31, 2003. Debt represented 14.0 percent of total capitalization at June 30, 2004, compared to 5.1 percent at December 31, 2003. The increase in debt was due to recent acquisitions and increases in working capital. Cash and cash equivalents were $16.0 million at June 30, 2004, compared with $13.5 million at the end of 2003.
    The weighted average number of common and common equivalent shares outstanding at June 30, 2004, were 30.9 million compared to approximately
29.8 million in the prior year. Weighted average common and common equivalent shares outstanding increased by 3.1 and 3.74 percent for the quarter and six months ended June 30, 2004, respectively.
    AMCOL's financial condition at June 30, 2004, included working capital of approximately $111.0 million and a current ratio of 2.9-to-1, compared to approximately $91.9 million and a current ratio of 3.0-to-1 at December 31, 2003. Accounts receivable increased to $86.6 million at June 30, 2004 compared with $61 million at December 31, 2003. This increase is commensurate with growth in sales and greater European accounts receivable.
    Through the first six months of 2004, AMCOL repurchased 183,400 shares of its common stock at an aggregate cost of approximately $2.9 million, or an average price of $15.70 per share. The Board of Directors approved a stock repurchase authorization of $10 million at its meeting held May 13, 2004 all of which remains available for stock repurchases as of this date.

    AMCOL International Corporation, headquartered in Arlington Heights, Ill., produces and markets a wide range of specialty mineral products used for industrial, environmental and consumer-related applications. AMCOL is the parent of American Colloid Co., CETCO (Colloid Environmental Technologies Co.), Volclay International, Nanocor and the transportation operations, Ameri-co Carriers, Inc. and Ameri-Co Logistics. AMCOL's common stock is traded on the New York Stock Exchange under the symbol ACO.
    AMCOL will hold an audio webcast at 11 a.m. EDT today with Larry Washow, Gary Castagna and Jennifer Melsheimer to discuss additional details regarding the Company's performance for the quarter and other forward-looking information. The session may be accessed at http://www.amcol.com . The webcast will be available for replay through the close of business on Friday, July 30, 2004 at which time a transcript of the webcast will be posted on the AMCOL website.

    Financial tables follow.


                       AMCOL INTERNATIONAL CORPORATION

         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                   (In thousands, except number of shares)

                               Six months ended         Three months ended
                                   June 30,                  June 30,
                              2004          2003        2004          2003

    Net sales               $218,995      $172,720    $117,028       $93,253
    Cost of sales            165,511       130,900      88,080        70,057

      Gross profit            53,484        41,820      28,948        23,196

    General, selling and
     administrative
     expenses                 35,143        29,223      17,847        14,929

      Operating profit        18,341        12,597      11,101         8,267

    Other income (expense):
      Interest expense, net     (390)         (202)       (311)         (122)
      Other income, net           82           164          39           132
                                (308)          (38)       (272)           10
      Income before income
       taxes and equity in
       income of minority
       interest and joint
       ventures               18,033        12,559      10,829         8,277

    Income taxes               5,679         4,269       3,410         2,814
      Income before equity
       in income of minority
       interest and joint
       ventures               12,354         8,290       7,419         5,463

    Income from minority
     interest and joint
     ventures                    469           349         321           246

      Net income             $12,823        $8,639      $7,740        $5,709



    Weighted average
     common shares
     outstanding          29,091,621    28,051,675  29,090,587    28,108,456
    Weighted average
     common and common
     equivalent shares
     outstanding          30,859,545    29,745,805  30,835,691    29,896,941

    Basic earnings per
     share                     $0.44         $0.30       $0.27         $0.20

    Diluted earnings per
     share                     $0.42         $0.29       $0.25         $0.19

    Dividends declared
     per share                $0.140        $0.070      $0.070        $0.040


                       AMCOL INTERNATIONAL CORPORATION

              CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                   (In thousands, except number of shares)


                                                   June 30,       December 31,
                                                     2004              2003
    ASSETS

    Cash                                           $15,993           $13,525
    Accounts receivable, net                        86,642            60,997
    Inventories                                     51,966            46,182
    Income tax receivable                                -             8,445
    Other current assets                            14,496             9,147

        Total current assets                       169,097           138,296

    Property, plant, equipment and
     mineral rights                                 87,346            86,996

    Investments in and advances to joint
     ventures                                       13,432            13,068
    Intangible assets                               17,760             6,978
    Other long-term assets                          14,015            13,439

                                                  $301,650          $258,777

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Notes payable                                     $125              $844
    Accounts payable                                25,287            20,365
    Income tax payable                               3,355                 -
    Accrued liabilities                             29,306            25,162

        Total current liabilities                   58,073            46,371

    Long-term debt                                  31,331             9,006

    Minority interest in subsidiaries                  117               116
    Other long-term obligations                     19,787            18,386

                                                    19,904            18,502

    Stockholders' equity                           192,342           184,898

                                                  $301,650          $258,777
    Common shares outstanding
        at the end of the period                29,203,355        29,107,746



               AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

                                (In thousands)

                                                       Six Months Ended
                                                            June 30,
                                                     2004              2003

    Cash flows from operating activities:
       Net income                                  $12,823            $8,639
       Adjustments to reconcile net
        income to net cash  provided by
        operating activities:
          Depreciation, depletion, and
           amortization                              9,398             8,756
          Increase in current assets               (20,568)          (17,221)
          Decrease (increase) in
           noncurrent assets                        (1,511)               35
          Increase in current liabilities            8,371             1,353
          Increase in noncurrent liabilities         1,135               240
          Other                                      1,515              (155)


          Net cash provided by operating
           activities                               11,163             1,647

    Cash flows from investing activities:
       Acquisition of land, depreciable
        and intangible assets                       (7,446)           (6,323)
       Acquisitions                                (13,335)                -
       Other                                         1,629              (978)

          Net cash used in investing
           activities                              (19,152)           (7,301)

    Cash flows from financing activities:
       Net change in outstanding debt               17,651             4,043
       Dividends paid                               (4,091)           (1,965)
       Proceeds from exercise of stock options         746             1,085
       Purchases of treasury stock                  (2,879)           (1,593)

          Net cash used in financing
           activities                               11,427             1,570

    Effect of foreign currency rate
     changes on cash                                  (970)            1,597

    Net increase (decrease) in cash and
     cash equivalents                                2,468            (2,487)

    Cash and cash equivalents at
     beginning of period                            13,525            15,597

    Cash and cash equivalents at end of
     period                                        $15,993           $13,110


               AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                               SEGMENT RESULTS
                                 (Unaudited)
                            (Dollars in thousands)

    MINERALS                     Quarter ended June 30,
                                 2004              2003       2004 vs. 2003
                                                           $ Change  % Change


    Product sales           $60,325          $47,842
    Shipping revenue          6,092            5,700
    Net sales                66,417   100.0%  53,542 100.0%  12,875   24.0%
    Cost of sales-product    46,838           37,345
    Cost of sales-shipping    6,092            5,700
    Cost of sales            52,930    79.7%  43,045  80.4%
        Gross profit         13,487    20.3%  10,497  19.6%   2,990   28.5%
    General, selling and
     administrative exp.      5,249     7.9%   4,615   8.6%     634   13.7%
        Operating profit      8,238    12.4%   5,882  11.0%   2,356   40.1%


    ENVIRONMENTAL                 Quarter ended June 30,
                                  2004            2003       2004 vs. 2003
                                                          $ Change  % Change


    Product sales           $41,406          $31,270
    Shipping revenue          3,344            2,643
    Net sales                44,750   100.0%  33,913 100.0%  10,837   32.0%
    Cost of sales-product    27,057           19,596
    Cost of sales-shipping    3,344            2,643
    Cost of sales            30,401    67.9%  22,239  65.6%
        Gross profit         14,349    32.1%  11,674  34.4%   2,675   22.9%
    General, selling and
     administrative exp.      8,197    18.3%   6,353  18.7%   1,844   29.0%
        Operating profit      6,152    13.7%   5,321  15.7%     831   15.6%


    TRANSPORTATION                 Quarter ended June 30,
                                  2004            2003        2004 vs. 2003
                                                           $ Change  % Change

    Net sales               $10,058   100.0%  $9,390 100.0%     668   7.1%
    Cost of sales             8,946    88.9%   8,365  89.1%
        Gross profit          1,112    11.1%   1,025  10.9%      87   8.5%
    General, selling and
     administrative exp.        661     6.6%     626   6.7%      35   5.6%
        Operating profit       $451     4.5%    $399   4.3%      52  13.0%


    CORPORATE                     Quarter ended June 30,
                                  2004           2003         2004 vs. 2003
                                                           $ Change  % Change

    Intersegment shipping
     revenues               $(4,197)        $(3,592)
    Intersegment shipping
     costs                   (4,197)         (3,592)
        Gross profit              -               -
    General, selling and
     administrative exp.      2,848           2,415          433       17.9%
    Nanocomposites              892             920          (28)      -3.0%
        Operating loss      $(3,740)        $(3,335)        (405)     -12.1%


               AMCOL INTERNATIONAL CORPORATION AND SUBSIDIARIES
                               SEGMENT RESULTS
                                 (Unaudited)
                            (Dollars in thousands)


    MINERALS                     Six months ended June 30,
                                  2004             2003       2004 vs. 2003
                                                            $ Change % Change


    Product sales          $119,442          $93,903
    Shipping revenue         11,030            9,816
    Net sales               130,472  100.0%  103,719  100.0% 26,753  25.8%
    Cost of sales-product    93,352           73,956
    Cost of sales-shipping   11,030            9,816
    Cost of sales           104,382   80.0%   83,772   80.8%
        Gross profit         26,090   20.0%   19,947   19.2%  6,143  30.8%
    General, selling and
     administrative exp.     10,417    8.0%    9,148    8.8%  1,269  13.9%
        Operating profit    $15,673   12.0%  $10,799   10.4%  4,874  45.1%


    ENVIRONMENTAL                Six months ended June 30,
                                 2004             2003       2004 vs. 2003
                                                          $ Change  % Change


    Product sales           $71,473          $53,223
    Shipping revenue          5,044            4,179
    Net sales                76,517   100.0%  57,402  100.0% 19,115  33.3%
    Cost of sales-product    46,228           33,353
    Cost of sales-shipping    5,044            4,179
    Cost of sales            51,272    67.0%  37,532   65.4%
        Gross profit         25,245    33.0%  19,870   34.6%  5,375  27.1%
    General, selling and
     administrative exp.     16,014    20.9%  12,166   21.2%  3,848  31.6%
        Operating profit     $9,231    12.2%  $7,704   13.4%  1,527  19.8%


    TRANSPORTATION                Six months ended June 30,
                                   2004            2003       2004 vs. 2003
                                                            $ Change % Change

    Net sales               $19,390   100.0% $18,187  100.0%  1,203   6.6%
    Cost of sales            17,241    88.9%  16,184   89.0%
        Gross profit          2,149    11.1%   2,003   11.0%    146   7.3%
    General, selling and
     administrative exp.      1,312     6.8%   1,228    6.8%     84   6.8%
        Operating profit       $837     4.3%    $775    4.3%     62   8.0%


    CORPORATE                    Six months ended June 30,
                                  2004              2003      2004 vs. 2003
                                                           $ Change  % Change

    Intersegment shipping
     revenues               $(7,384)         $(6,588)
    Intersegment shipping
     costs                   (7,384)          (6,588)
        Gross profit              -                -
    General, selling and
     administrative exp.      5,594            4,733          861    18.2%
    Nanocomposites            1,806            1,948         (142)   -7.3%
        Operating loss      $(7,400)         $(6,681)        (719)  -10.8%

SOURCE  AMCOL International Corp.
    -0-                             07/19/2004
    /CONTACT: Jennifer Melsheimer, Investor Relations Manager of AMCOL International Corp., +1-847-394-8730/
    /Web site:  http://www.amcol.com /
    (ACO)

CO:  AMCOL International Corp.
ST:  Illinois
IN:  MNG CHM ENV
SU:  ERN CCA